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                                                                    EXHIBIT 23.3



          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


        As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to (a) the use of our audit letter prepared for Parker & Parsley Petroleum Company ("Parker & Parsley") effective December 31, 1995, (b) all references to our firm included in or made a part of Parker & Parsley's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K") and (c) the incorporation by reference into Parker & Parsley's Registration Statement on Form S-3 of all references to our firm included in or made a part of the 1995 Form 10-K.



                                     NETHERLAND, SEWELL & ASSOCIATES, INC.

                                     /s/ FREDERIC D. SEWELL
                                     -------------------------------------------
                                     Frederic D. Sewell
                                     President

Dallas, Texas
February 5, 1997